Exhibit 10.7

AMENDMENT NO. 1 TO

STOCK EXCHANGE AGREEMENT

This Amendment No. 1 is made this 4th day of December, 2012, by and between Green Automotive Company, a Nevada corporation (“GACR”), Liberty Automotive Group, Inc. (formerly GAC EV Motors Inc.), a Nevada corporation (“LAG”), and GAC Automotive Services, Inc., a Nevada corporation (“GAC Auto”), on the one hand, and Liberty Electric Cars Ltd., an England and Wales private company limited (“LEC”), and its wholly-owned subsidiary LEC 2, Limited, an England and Wales private company limited (“LEC2” and together with LEC, the “LEC Entities”), and Ian Hobday and Darren West.  Each of GACR, LEC, LEC 2, Ian Hobday and Darren West shall be referred to herein as a “Party” and collectively as the “Parties”, to amend the terms of that certain Stock Exchange Agreement dated June 28, 2012 and entered into by the same Parties (the “Agreement”) (The LEC Shareholders, other than Ian Hobday and Darren West, are not parties to this Amendment No. 1 and are not being asked to sign this Amendment No. 1 since they are not impacted by the amended terms hereunder).  In the event the terms of the Agreement and this Amendment No. 1 conflict, the terms of this Amendment No. 1 control.

WHEREAS, the Parties’ intention under the Agreement was to have the Series A Convertible Preferred Stock issued to Ian Hobday and Darren West, the executives of LEC (the “Executives”), as consideration for their agreement not to compete with GACR and not as compensation to them for their services to GACR;

WHEREAS, the Agreement, and the Independent Contractor Agreements entered into by and between LEC and the Executives, did not accurately reflect the intent of the Parties as it relates to the Series A Convertible Preferred Stock;

WHEREAS, the Parties wish to enter into this Amendment No. 1 to clarify the Parties’ intention as it relates to the Series A Convertible Preferred Stock;

WHEREAS, the Executives and LEC also executed amended and restated independent contractor agreements in connection with this Amendment No. 1 to clarify the Parties’ intention as it relates to the Series A Convertible Preferred Stock.

In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

Section 1.5 of the Agreement is hereby amended and restated in its entirety as follows:

“1.5

Independent Contractor Agreements.  At Closing, LEC shall enter into independent contractor agreements (collectively, the “I/C Agreements”) with the LEC Entities management, namely Ian Hobday and Darren West (the “LEC Management”), pursuant to which, in addition to the other terms of the I/C Agreements, the LEC Management will receive a total of Three Hundred Thousand (300,000) shares of GACR’s Series A Convertible Preferred Stock (150,000 shares each).  These Series A Preferred shares are to be issued to Mr. Hobday and Mr. West in exchange for their agreement not to compete with GACR or the LEC Entities during the term of the I/C Agreements, or for three (3) years in the event the terms of the I/C Agreements are less than three (3) years. If LEC Management competes with GACR or the LEC Entities in the next three (3) years then all the Series A Preferred shares will be forfeit by LEC Management back to GACR.  If LEC Management resigns from LEC, or if LEC Management is terminated “for cause”, as defined in the I/C Agreements, prior to three (3) years after Closing, then LEC Management will forfeit a pro rata amount of the Series A Preferred shares back to GACR based on the amount of time they worked for LEC versus what is left of the three (3) year forfeiture period (for example, if they work for LEC for two years they will be entitled to keep 66% of the Series A Preferred Shares – unless they compete with GACR or the LEC Entities during the three (3) period, in which case all Series A Preferred Shares must be returned to GACR).  The Certificate of Designation for GACR’s Series A Convertible Preferred Stock is attached hereto as Exhibit D.”

IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers or other authorized signatory, have executed this Amendment No. 1 as of the date first above written.  This Amendment No. 1 may be signed in counterparts and facsimile signatures are treated as original signatures.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written hereinabove.

“GACR”	“LEC”

Green Automotive Company	Liberty Electric Cars Ltd.,
a Nevada corporation	a England and Wales limited company

/s/ Fred Luke	/s/ Ian Hobday
By: Fred Luke	By: Ian Hobday
Its: President	Its: Managing Director

“LAG”	“LEC2”

Liberty Automotive Group, Inc.	LEC2 Limited
a Nevada corporation	an England and Wales limited company

/s/ Fred Luke	/s/ Ian Hobday
By: Fred Luke	By: Ian Hobday
Its: President	Its: Managing Director

(signatures continued)

“GAC Auto”	“LEC Shareholders”

GAC Automotive Services, Inc.
a Nevada corporation	/s/ Ian Hobday
Ian Hobday

/s/ Fred Luke
By: Fred Luke
Its: President	/s/ Darren West
Darren West